SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                   Merry Land & Investment Company, Inc.
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           (Exact name of registrant as specified in its charter)

                Georgia                                     58-0961876
     ------------------------------                    --------------------
(State of incorporation or organization)                (I.R.S. Employer
                                                        Identification no.)

    624 Ellis Street, Augusta, Georgia                        30901
  ---------------------------------------              --------------------
  (Address of principal executive offices)                  (Zip Code)


     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 33-65067.

     Securities to be registered pursuant to Section 12(b) of the Act:

       TITLE OF EACH CLASS                  NAME OF EACH EXCHANGE ON WHICH
       TO BE SO REGISTERED                  EACH CLASS IS TO BE REGISTERED
       ---------------------                -----------------------------

    7.625% Series E
Cumulative Redeemable Preferred Stock         New York Stock Exchange
  -----------------------------------     ---------------------------------


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                     n/a
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                               (Title of Class)

Filed:  February 11, 1998

   ITEM 1.   DESCRIPTION OF SECURITIES TO BE REGISTERED

   A full description of the Registrant's 7.625% Series E
Cumulative Redeemable Preferred Stock, without par value, $25.00 liquidation preference, is contained in a Rule 424(b)Prospectus Supplement filed on February 6, 1998 supplementing the Registrant's Shelf Registration Statement No. 33-65067 filed on Form S-3 which became effective on January 22, 1996.

   ITEM 2.   EXHIBITS.

        A.   Proposed form of Certificate for the 7.625% Series E
Cumulative Redeemable Preferred Stock, without par value, $25.00 liquidation preference.

        B.   Proposed form of Articles of Amendment for the 7.625%
Series E Cumulative Redeemable Preferred Stock, without par value, $25.00 liquidation preference.


                          ==================================
                          Signature Blocks on Following Page
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
                                  SIGNATURE

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       Merry Land & Investment
                                       Company, Inc.
                                                         (Registrant)


Date:  February 11, 1998               By:         /s/
                                       ------------------------------
                                             Dorrie E. Green
                                           As Its Vice President

                                 EXHIBIT "A"
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        [NUMBER]                                          [SHARES]
      [----------]                                      [----------]
      | PE       |           {Picture of Woman          |          |
      [----------]            Holding Globe}            [----------]

   SERIES E CUMULATIVE                                  NO PAR VALUE
REDEEMABLE PREFERRED STOCK                           CUSIP 590438 70 1
   This Certificate is                                 See Reverse for
Transferable in New York,                            Certain Definitions
New York and in Charlotte,
     North Carolina

                   MERRY LAND & INVESTMENT COMPANY, INC.
             Incorporated Under the Laws of the State of Georgia

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|    This certifies that                                                  |
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|    is the                                                               |
|    owner of                                                             |
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                Fully Paid and Non-Assessable Shares of the
             Series E Cumulative Redeemable Preferred Stock of

  Merry Land & Investment Company, Inc. transferable in person or by duly authorized attorney, upon surrender of this Certificate, properly endorsed.
  This Certificate is not valid until countersigned and registered by the
                        Transfer Agent and Registrar

                            CERTIFICATE OF STOCK

Witness, the facsimile seal of the Corporation and the facsimile signatures of the duly authorized officers.


Dated                             {SEAL}

                           Merry Land & Investment
                                Company, Inc.

W. Hale Barrett                Corporate Seal        W. Tennent Houston
  Secretary                        1966                   President
                                  Georgia

                                  {SEAL}

{Printed sideways on bottom right of Certificate:}

Countersigned and Registered:

  FIRST UNION NATIONAL BANK
           (Charlotte, North Carolina)  Transfer Agent
By                                       and Registrar


                                     Authorized Signature
{End of sideways printing.}
===========================================================================

                    MERRY LAND & INVESTMENT COMPANY, INC.

     THE CORPORATION WILL FURNISH TO ANY SHAREHOLDER, UPON REQUEST AND WITHOUT CAUSE, A FULL STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, RESTRICTIONS ON TRANSFER AND LIMITATIONS OF THE SHARES OF EACH CLASS AND SERIES AUTHORIZED TO BE ISSUED AND THE VARIATIONS IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OF PREFERRED STOCK SO FAR AS THE SAME HAVE BEEN FIXED AND DETERMINED.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM -- as tenants in common
     UNIF GIFT MIN ACT -- __________ Custodian __________
                            (Qual)               (Minor)
                          under Uniform Gifts to Minors Act _______________
                                                                (State)
     TEN ENT -- as tenants by the entireties
     JT TEN  -- as joint tenants with right of survivorship
                and not as tenants in common

   Additional abbreviations may also be used though not in the above list.



For value received, _____ hereby sell, assign and transfer unto

Please Insert Social
Security Number of
Assignee
[--------------------]
|                    |
|                    |
[--------------------]-------------------------------------------


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          Please Print or Typewrite Name and Address Including
                       Postal Zip Code of Assignee

_________________________________________________________________

_________________________________________________________________

__________________________________________________________ Shares
of the Series E Cumulative Redeemable Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated, ____________________

               __________________________________________________
     NOTICE: The Signature to this Assignment must Correspond with the Name as Written upon the Face of the Certificate in Every Particular, Without Alteration or Enlargement, or Any Change Whatever.




   SIGNATURE(S) GUARANTEED:  ___________________________________
                             THE SIGNATURE(S) SHOULD BE
                             GUARANTEED BY AN ELIGIBLE GUARANTOR
                             INSTITUTION (BANKS, STOCKBROKERS,
                             SAVINGS AND LOAN ASSOCIATIONS AND
                             CREDIT UNIONS WITH MEMBERSHIP IN AN
                             APPROVED SIGNATURE GUARANTEE
                             MEDALLION PROGRAM), PURSUANT TO
                             S.E.C. RULE 17Ad-15.








KEEP THIS CERTIFICATE IN A SAFE PLACE.  IF IT IS LOST, STOLEN,
MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF
INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT
CERTIFICATE.

                                 EXHIBIT "B"
                                 -----------




             ARTICLES OF AMENDMENT TO
            ARTICLES OF INCORPORATION OF
          MERRY LAND & INVESTMENT COMPANY, INC.
    RE: SERIES E CUMULATIVE REDEEMABLE PREFERRED STOCK


1.  The name of the corporation is Merry Land & Investment
Company, Inc.

2.  This Amendment was adopted by the Board of Directors.
Pursuant to the provisions of Section 14-2-602 Official Code of Georgia Annotated, no shareholder action was required.

3.  This Amendment was adopted on February 4, 1998.

4.  The text of this Amendment is as follows:

   FIRST: Pursuant to authority expressly vested in the Board of directors of the Corporation by Article Five of the Articles of Incorporation, as amended (the "Articles"), the Board of Directors on June22, 1993, duly divided and classified 4,600,000 shares of the Preferred Stock of the Corporation, without par value, into a class designated Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"),and provided for the issuance of such Series A Preferred Stock.

   SECOND: On October 31, 1994, the Board of Directors duly divided and classified 4,000,000 shares of Preferred Stock of the Corporation, without par value, into a class of Series B Cumulative Convertible Preferred Stock("the Series B Preferred Stock"), and provided for the issuance of such Series B Stock.

   THIRD: On March 7, 1995, the Board of Directors duly divided and classified 4,600,000 shares of the Preferred Stock of the Corporation, without par value, into a class of Series C Cumulative Convertible Preferred Stock ("the Series C Preferred Stock"),and provided for the issuance of such Series C Preferred Stock.

   FOURTH: On December 5, 1996, the Board of Directors duly divided and classified 1,000,000 shares of Preferred Stock of the Corporation, without par value, into a class of Series D Cumulative Redeemable Preferred Stock ("the Series D Preferred Stock),and provided for the issuance of such Series D Preferred Stock.

   FIFTH: The Board of Directors has now duly divided and classified 4,000,000 shares of Preferred Stock of the Corporation, without par value, into a class of Series E
Cumulative Redeemable Preferred Stock and provided for the issuance of such Series E Cumulative Redeemable Preferred Stock.

   SIXTH: The terms of the Series E Cumulative Redeemable
Preferred Stock established by the Board of Directors, in addition to those set forth in Article FIVE of the Articles of the Corporation are as follows:

              ARTICLE V-E

   Section 1. NUMBER OF SHARES AND DESIGNATION. This series of Preferred Stock shall be designated as Series E Cumulative Redeemable Preferred Stock (the "Series E Preferred Stock") and 4,000,000 shall be the number of shares of Preferred Stock constituting such series.

   Section 2. DEFINITIONS. For purposes of the Series E Preferred
Stock, the following terms shall have the meanings indicated:

"Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series E Preferred Stock.

"Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in Augusta, Georgia or New York, New York are not required to be open.

"Call Date" shall have the meaning set forth in paragraph (c) of
Section 5 hereof.

"Common Stock" shall mean the common stock of the Corporation, without par value.

"Dividend Payment Date" shall mean the last calendar day of March, June, September and December, in each year, commencing on March 31,1998;PROVIDED, HOWEVER, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid no later than the Business Day immediately following such Dividend Payment Date.

"Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period(other than the initial Dividend Period, which shall commence on the Issue Date and end on and include March 31, 1998).

"Issue Date" shall mean the date on which the Corporation first issues a share of Series E Preferred Stock.

"Junior Stock" shall mean the Common Stock and any other class or series of shares of the Corporation over which the Series E Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

"Parity Stock" shall have the meaning set forth in paragraph (b) of Section 8 hereof.

"Person" shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise)of such entity.

"Press Release" shall have the meaning set forth in paragraph (b) of Section 5 hereof.

"Series A Preferred Stock" shall mean the $1.75 Series A
Cumulative Convertible Preferred Stock, liquidation preference
$25.00 per share, authorized on June 22, 1993, which is, from time to time, outstanding.

"Series B Preferred Stock" shall mean the $2.205 Series B
Cumulative Convertible Preferred Stock, liquidation preference
$25.00 per share, authorized on October 31, 1994, which is, from time to time, outstanding.

"Series C Preferred Stock" shall mean the $2.15 Series C
Cumulative Convertible Preferred Stock, liquidation preference
$25.00 per share, authorized on March 7, 1995, which is, from time to time, outstanding.

"Series D Preferred Stock" shall mean the $4.145 Series D
Cumulative Convertible Preferred Stock, liquidation preference
$50.00 per share, authorized on December 5, 1996, which is, from time to time outstanding.

"Series E Preferred Stock" shall have the meaning set forth in
Section 1 hereof.

"Set apart for payment"shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; PROVIDED, HOWEVER, that if any funds for any class or series of Junior Stock or any class or series of stock ranking on a parity with the Series E Preferred Stock as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series E Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying r other similar agent.

"Transfer Agent" means First Union National Bank, Charlotte,
North Carolina, or such other agent or agents of the Corporation as may be designated by the Board of Directors or their designee as the transfer agent for the Series E Preferred Stock.

"Voting Preferred Stock" shall have the meaning set forth in
Section 9 hereof.

   Section 3. DIVIDENDS. (a) The holders of shares of the Series E Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for that purpose, dividends payable in cash in an amount per share of Series E Preferred Stock equal to $1.90625 per annum. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Directors, in arrears on Dividend Payment Dates, commencing on March 31, 1998. Each such dividend shall be payable in arrears to the holders of record of shares of the Series E Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, which shall be on or about the 15th day of the calendar months in which the Dividend Payment Dates fall or such other dates not less than 10 days nor more than 60 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

   (b) The amount of dividends payable for each full Dividend Period for the Series E Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for any period shorter or longer than a full Dividend Period, on the Series E Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of shares of Series E Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series E Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series E Preferred Stock that may be in arrears.

   (c) So long as any shares of the Series E Preferred Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series E Preferred Stock for all Dividend Periods terminating on or prior to the Dividend Payment Date on such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series E Preferred Stock and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series E Preferred Stock and accumulated and unpaid on such Parity Stock.

   (d) So long as any shares of the Series E Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock), shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Stock, nor shall Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Stock), unless in each case (i) the full cumulative dividends on all outstanding shares of the Series E Preferred Stock and any other Parity Stock of the Corporation shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series E Preferred Stock and all past dividend periods with respect to such Parity Stock and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series E Preferred Stock and the current dividend period with respect to such Parity Stock.

   Section 4. LIQUIDATION PREFERENCE. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus)shall be made to or set apart for the holders of Junior Stock, the holders of the shares of Series E Preferred Stock shall be entitled to receive Twenty-fifty Dollars ($25.00) per share of Series E Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series E Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series E Preferred Stock and any such other Parity Stock ratably in accordance with the respective amounts that would be payable on such shares of Series E Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the Corporation's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

   (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Series E Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series E Preferred Stock, as provided in this Section 4, any other series or class or classes of Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series E Preferred Stock shall not be entitled to share therein.

   Section 5. REDEMPTION AT THE OPTION OF THE CORPORATION. (a) The Series E Preferred Stock shall not be redeemable by the Corporation prior to February 13, 2003. On and after February 13, 2003, the Corporation, at its option, may redeem the shares of Series E Preferred Stock in whole or in part, as set forth herein, subject to the provisions described below.

   (b) No share of Series E Preferred Stock may be redeemed except from proceeds from the sale of other capital stock of the Corporation, including but not limited to common stock, preferred stock, depositary shares, interests, participations or other ownership interests (however designated)and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing. In order to exercise its redemption option, the Corporation must issue a press release announcing the redemption (the "Press Release"). The Press Release shall announce the redemption and set forth the number of shares of Series E Preferred Stock which the Corporation intends to redeem. The Call Date shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than 30 days or more than 60 days after the date on which the Corporation issues the Press Release.

   (c) Upon redemption of Series E Preferred Stock by the Corporation on the date specified in the notice to holders required under subparagraph (e)of this Section 5 (the "Call Date"), for each share of Series E Preferred Stock so redeemed, the Corporation shall pay in cash the liquidation preference, including all dividends (whether or not earned or declared) accrued and unpaid thereon to the Call Date, except that if the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series E Preferred Stock at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series E Preferred Stock called for redemption, after the date of redemption.

   (d) If full cumulative dividends on the Series E Preferred Stock and any other class or series of Parity Stock of the Corporation have not been paid or declared and set apart for payment, the Series E Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire shares of Series E Preferred Stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series E Preferred Stock.

   (e) If the Corporation shall redeem shares of Series E Preferred Stock pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given not more than four Business Days after the date on which the Corporation issues the Press Release to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation, or by publication in a newspaper of general circulation in the City of New York once per week for at least two successive weeks. If the Corporation elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the Series E Preferred Stock to be redeemed not less than 30 nor more than 60 days prior to the Call Date. Neither the failure to mail any notice required by this paragraph (e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed or published notice shall state, as appropriate:(1)the Call Date;
(2) the number of shares of Series E Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price with respect to each share of Series E Preferred Stock, including dividends accrued through the Call Date; (4) the place or places at which certificates for such shares are to be surrendered for payment; and (5) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, from and after the Call Date (unless the Corporation shall fail to make available the amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the shares of the Series E Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series E Preferred Stock of the Corporation shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation)that has an office in the Borough of Manhattan, City of New York, or in Charlotte, North Carolina and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, cash necessary for such redemption, in trust, with irrevocable instructions that cash be applied to the redemption of the shares of Series E Preferred Stock so called for redemption. At the close of business on the Call Date, each holder of Series E Preferred Stock to be redeemed (unless the Company defaults in the delivery of the cash payable on such Call Date) shall no longer be deemed to be the record holder of the number of shares of such Series E Preferred Stock to be redeemed, regardless of whether such holder has surrendered the certificates representing the Series E Preferred Stock. The Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings. No interest shall accrue for the benefit of the holders of Series E Preferred Stock to be redeemed on the cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

   As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), the Corporation shall pay the cash (without interest thereon) representing the redemption price for the redeemed shares. If fewer than all the outstanding shares of Series E Preferred Stock are to redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series E Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the shares of Series E Preferred Stock represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

   Section 6. SHARES TO BE RETIRED.

   All shares of Series E Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series. The Corporation may also retire any unissued shares of Series E Preferred Stock, and such shares shall then be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

   Section 7. CONVERSION.

   Holders of shares of Series E Preferred Stock shall not have the right to convert all or a portion of such shares into shares of Common Stock or any other class of stock of the Corporation.

   Section 8. RANKING. Any class or series of stock of the Corporation hall be deemed to rank:

   (a) prior to the Series E Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series E Preferred Stock;

   (b) on a parity with the Series E Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series E Preferred Stock, if the holders of such class of stock or series and the Series E Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Stock"); the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, and the Series D Preferred Stock shall be Parity Stock with respect to the Series E Preferred Stock; and

   (c) junior to the Series E Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Common Stock or if the holders of Series E Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock or series.

   Section 9. VOTING. If and whenever six quarterly dividends (whether or not consecutive) payable on the Series E Preferred Stock or any series or class of Parity Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two (if not already increased by reason of a similar arrearage with respect to any Parity Stock) and the holders of shares of Series E Preferred Stock, together with the holders of shares of every other series of Parity Stock (any such other series, the "Voting Preferred Stock"), voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series E Preferred Stock and the Voting Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Series E Preferred Stock and the Voting Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series E Preferred Stock and the Voting Preferred Stock to elect such additional two directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearage in six quarterly dividends), and the terms of office of all persons elected as directors by the holders of the Series E Preferred Stock and the Voting Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series E Preferred Stock and the Voting Preferred Stock, the secretary of the Corporation may, and upon the written request of any holder of Series E Preferred Stock (addressed to the secretary at the principal office of the corporation) shall, call a special meeting of the holders of the Series E Preferred Stock and of the Voting Preferred Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of shares of Series E Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series E Preferred Stock and the Voting Preferred Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Series E Preferred Stock and the Voting Preferred Stock or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

   So long as any shares of Series E Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Articles of Incorporation, as amended, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the shares of Series E Preferred Stock and the Voting Preferred Stock, at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

   (a) Any amendment, alteration or repeal of any of the provisions of the Amendment to the Articles of Incorporation that materially adversely affects the voting powers, rights or preferences of the holders of the Series E Preferred Stock or the Voting Preferred Stock; PROVIDED, HOWEVER, that the amendment of the provisions of the Articles of Incorporation so as to authorize or create, or to increase the authorized amount of, any Junior Stock or any shares of any class ranking on a parity with the Series E Preferred Stock or the Voting Preferred Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series E Preferred Stock, and PROVIDED FURTHER, that if any such amendment, alteration or repeal would materially adversely affect any voting powers, rights or preferences of the Series E Preferred Stock or another series of Voting Preferred Stock that are not enjoyed by some or all of the other series which otherwise would be entitled to vote in accordance herewith, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the shares of Series E Preferred Stock and the Voting Preferred Stock which otherwise would be entitled to vote in accordance herewith; or

   (b) The authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Series E Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends; PROVIDED, HOWEVER, that no such vote of the holders of Series E Preferred Stock shall be required if,at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all shares of Series E Preferred Stock at the time outstanding.

   For purposes of the foregoing provisions of this Section 9, each share of Series E Preferred Stock shall have one (1) vote per share, except that when any other series of preferred stock shall have the right to vote with the Series E Preferred Stock as a single class on any matter, then the Series E Preferred Stock and such other series shall have with respect to such matters one
(1) vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of Series E Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

   Section 10. RECORD HOLDERS. The Corporation and the Transfer Agent may deem and treat the record holder of any shares of Series E Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

   IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to Articles of Incorporation to be made under the seal of the Corporation and signed in its name and attested by its duly authorized officers this 4{th} day of February, 1998.



                    MERRY LAND & INVESTMENT COMPANY, INC.

                               /s/
                    By: __________________________________
                         Dorrie E. Green
                         As its Vice President

                               /s/
                    Attest: ______________________________
                            W. Hale Barrett
                            Secretary

                         (Corporate Seal)